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                                                       Exhibit 4(h)



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                            SALOMON INC

                                TO

                       BANKERS TRUST COMPANY
                             Trustee

                            ----------

                   THIRD SUPPLEMENTAL INDENTURE

                        Dated as of  , 1996

                            ----------

                  % Subordinated Debt Securities

                            Due  , 2026

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           This THIRD SUPPLEMENTAL INDENTURE (the "Third
Supplemental Indenture"), is made and entered into as of
          , 1996, between Salomon Inc, a Delaware corporation (the "Company"), and Bankers Trust Company, a New York banking corporation (the "Trustee"), as Trustee under the Indenture dated as of December 1, 1988, as supplemented as of September 7, 1990 and December 14, 1993, between the Company and the Trustee (as supplemented to the date hereof, the "Indenture").

           WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

           WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its debt securities to be known as its % Subordinated Debt Securities due , 2026 (the "Subordinated Debt Securities"), the form and substance of such Subordinated Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Third Supplemental Indenture;

           WHEREAS, SI Financing Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $ aggregate liquidation amount of its % Trust Preferred Securities (the "Preferred Securities") and has issued to the Company, as sponsor, its % Trust Common Securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering in $ aggregate principal amount of the Subordinated Debt Securities; and

           WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Subordinated Debt Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects:

           NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Debt Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Debt Securities and the terms, provisions and conditions thereof, the

Company covenants and agrees with the Trustee as follows:

                             ARTICLE I


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                            DEFINITIONS

SECTION 1.1 Definition of Terms.

           Unless otherwise specified herein:

           (a) a term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture;

           (b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

           (c)  the singular includes the plural and vice versa;

           (d) a reference to a Section or Article is to a Section or Article of this Third Supplemental Indenture;

           (e) headings are for convenience of reference only and do not affect interpretation;

           (f) the following terms have the meanings given to them in the Declaration: (i) Business Day; (ii) Clearing Agency;
(iii) Common Security Certificate; (iv) Common Securities Guarantee; (v) Delaware Trustee; (vi) Dissolution Tax Opinion;
(vii) Fifth Anniversary Put Option Exercise Date; (viii) Initial Put Option Exercise Date; (ix) No Recognition Opinion; (x) Optional Distribution; (xi) Preferred Securities Guarantee; (xii) Preferred Security Certificate; (xiii) Property Trustee; (xiv) Put Option Exercise Date; (xv) Redemption Tax Opinion; (xvi) Regular Trustee; (xvii) Special Event; (xviii) Tax Event; and (xix ) Underwriting Agreement;

           (g) the following terms have the meaning given to them in the Unit Agreement: (i) Cash Settlement; (ii) Collateral Agent; (iii) Collateral Settlement; (iv) Delayed Purchase Date;
(v) Early Purchase Date; (vi) Purchase Contract; (vii) Purchase Date; (viii) Put Default; and (ix) Stated Purchase Date; and

           (h) the following terms have the meanings given to them in this Section 1.1(h):

           "Additional Interest" has the meaning set forth in
Section 2.5(c).


           "Coupon Rate" has the meaning set forth in Section
2.5(a).

           "Declaration" means the Amended and Restated
Declaration of Trust of the Trust, dated as of the date hereof, among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust.

           "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event or the election by the Company to make an Optional Distribution, the Trust is to be dissolved in accordance with the Declaration and the Subordinated Debt Securities held by the Trustee are to be distributed to the

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holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

           "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time or any successor legislation.

           "Maturity Date" means the date on which the Subordinated Debt Securities mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon.

           "Ministerial Action" has the meaning set forth in
Section 3.1.

           "90 Day Period" has the meaning set forth in Section
3.1.

           "Non-Book-Entry Preferred Securities" has the meaning set forth in Section 2.4(a).

           "Payment Date" has the meaning set forth in Section
2.5(a) and shall be deemed to be an "Interest Payment Date" for all purposes under the Indenture.

           "Subordinated Debt Put Option" has the meaning set forth in Section 4.1.

           "Subordinated Debt Redemption Price" has the meaning set forth in Section 3.2.

           "Subordinated Debt Repayment Price" has the meaning set forth in Section 4.1.


           "Unit Agreement" means the Unit Agreement, dated as of , 1996, among the Company, the Trust and Chemical Bank, a New York banking corporation, as Agent.

           "Units" means the % Trust Preferred StockSM (TRUPS SM) Units, each consisting of a Preferred Security and a related contract requiring the purchase of one Depositary Share representing a one-twentieth interest in a share of % Cumulative Preferred Stock, Series F, liquidation preference $500 per share, of the Company.

                            ARTICLE II

                   GENERAL TERMS AND CONDITIONS

                OF THE SUBORDINATED DEBT SECURITIES

SECTION 2.1 Designation and Principal Amount.

           There is hereby authorized a series of debt securities
designated the "    % Subordinated Debt Securities due
          , 2026", in an aggregate principal amount equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company to the Trust in exchange for the Common Securities, which amount shall

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be as set forth in the Company Order for the authentication and delivery of Subordinated Debt Securities pursuant to Section 303 of the Indenture. Subordinated Debt Securities may also be authenticated and delivered under the Indenture upon reregistration of, transfer of, or in exchange for, or in lieu of, other Subordinated Debt Securities pursuant to Section 304, 305, 306, or 1106 of the Indenture. The Subordinated Debt Securities shall be issued at any time on or after the date hereof.

SECTION 2.2  Maturity.

           The Maturity Date will be , 2026.

SECTION 2.3 Form and Payment.

           Except as provided in Section 2.4, the Subordinated Debt Securities shall be issued as Registered Securities in certificated form without interest coupons in minimum denominations of $25 and integral multiples thereof. Principal and interest (including Additional Interest, if any) on the Subordinated Debt Securities will be payable, the transfer of such Subordinated Debt Securities will be registrable and such Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities bearing identical terms and provisions at the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Subordinated Debt Securities is the Property Trustee or the Collateral Agent, the Company may act as its own Paying Agent in accordance with Section 1204 of the Indenture, and the payment of the principal of and interest (including Additional Interest, if any) on such Subordinated Debt Securities held by the Property Trustee or the Collateral Agent will be made by wire transfer at such place and to such account as may be designated in writing by the Property Trustee or the Collateral Agent, as the case may be, prior to such payment.

           The form of Subordinated Debt Securities attached hereto as Exhibit A is hereby adopted, pursuant to Section 1101(6) of the Indenture, as a form of Debt Securities of a series that consists of the Subordinated Debt Securities.

SECTION 2.4 Global Security.

           (a)  In connection with a Dissolution Event:

                (i) the Subordinated Debt Securities in
      certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Security in an aggregate principal amount equal to all Outstanding Subordinated Debt Securities, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Security in such aggregate principal amount

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      and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Third Supplemental Indenture. Payments on the Subordinated Debt Securities issued as a Global Security will be made to the Depositary; and

                (ii) with respect to the Common Securities and any Preferred Securities that are held in non-book-entry certificated form, the Subordinated Debt Securities in certificated form may be presented to the Trustee by the

      Property Trustee and any Common Security Certificate and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non-Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Subordinated Debt Securities presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Common Securities or of the Non-Book-Entry Preferred Securities, as the case may be, until such Common Security Certificates or Preferred Security Certificates, as the case may be, are presented to the Security Registrar for transfer or reissuance at which time such Common Security Certificates or Preferred Security Certificates, as the case may be, will be canceled, and a Subordinated Debt Security registered in the name of the holder of the Common Security Certificate or the Preferred Security Certificate, as the case may be, or the transferee of such holder, with an aggregate principal amount equal to the aggregate liquidation amount of the Common Security Certificate or the Preferred Security Certificate, as the case may be, that was canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Third Supplemental Indenture. On issue of such Subordinated Debt Securities, Subordinated Debt Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

           (b) A Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

           (c) Nothing in this Section 2.4 shall be deemed to amend Section 803 of the Indenture.

SECTION 2.5  Interest.

           (a) Each Subordinated Debt Security will bear interest at the rate of % per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on , , and of each year (each, a "Payment Date"), commencing on

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          , 1996, to the Person in whose name such Subordinated
Debt Security or any Predecessor Security is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the fifteenth day immediately preceding such Payment Date.

           (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

           (c) If at any time while the Property Trustee is the Holder of any Subordinated Debt Securities, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

                            ARTICLE III

          REDEMPTION OF THE SUBORDINATED DEBT SECURITIES

SECTION 3.1  Tax Event Redemption.

           If a Tax Event has occurred and is continuing and:

           (a)  the Company has received a Redemption Tax Opinion;
or

           (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition
Opinion cannot be delivered to the Trust,


then, notwithstanding Section 3.2, but subject to the provisions of Article Thirteen of the Indenture, the Company shall have the right upon not less than 30 nor more than 60 days' notice to the Registered Holders of the Subordinated Debt Securities to redeem the Subordinated Debt Securities, in whole (but not in part), for

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cash within 90 days following the occurrence of such Tax Event
(the "90 Day Period"), provided that, if at the time there is available to the Company the opportunity to eliminate within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption; provided, further, that the Company shall have no right to redeem the Subordinated Debt Securities while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration.

SECTION 3.2 Optional Redemption by Company.

           Subject to the provisions of Article Thirteen of the Indenture, the Company shall have the right to redeem the Subordinated Debt Securities, in whole (but not in part), on or after , 2001, on any Payment Date at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Additional Interest, if any, to the date of such redemption (the "Subordinated Debt Redemption Price"). Notwithstanding the foregoing, after the settlement of the Purchase Contracts on the Purchase Date (or a related Delayed Purchase Date), such right shall be postponed or suspended until the fifth anniversary of such Purchase Date. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice to the registered Holder of the Subordinated Debt Securities, at the Subordinated Debt Redemption Price.

SECTION 3.3.  No Sinking Fund.

           The Subordinated Debt Securities are not entitled to the benefit of any sinking fund.



                            ARTICLE IV


                  REPAYMENT AT OPTION OF HOLDERS

SECTION 4.1  Optional Repayment of Subordinated Debt Securities.

           Each Holder of Subordinated Debt Securities, including the Property Trustee and the Collateral Agent, shall have the right to require the Company to repay all or a portion (which portion must be $25 or any integral multiple thereof) of the Subordinated Debt Securities held by such Holder (the "Subordinated Debt Put Option"), on the Initial Put Option Exercise Date at a repayment price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon, including Additional Interest, if any, to the date of such repayment (the "Subordinated Debt Repayment Price"). In addition, after the settlement of the Purchase Contracts on an Early Purchase Date (or a related Delayed Purchase Date), Holders of Subordinated Debt Securities that remain outstanding,

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including the Property Trustee, shall have a Subordinated Debt
Put Option with respect to the Subordinated Debt Securities held by such Holder on the Fifth Anniversary Put Option Exercise Date at the Subordinated Debt Repayment Price (the "Initial Put Option Exercise Date" and the "Fifth Anniversary Put Option Date" are, collectively, the "Put Option Exercise Date").

SECTION 4.2  Repayment Procedure for Subordinated Debt
Securities.

           (a) In order for the Subordinated Debt Securities to be repaid on the Put Option Exercise Date, the Company must receive at the Corporate Trust Office in the City of New York, New York, either (i) not less than 10 nor more than 30 days prior to the Initial Put Option Exercise Date or (ii) not less than 25 nor more than 60 days prior to the Fifth Anniversary Put Option Exercise Date, the Subordinated Debt Securities to be repaid with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Subordinated Debt Securities duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Subordinated Debt Securities for repayment shall be determined by the Company, whose determination shall be final and binding. Notwithstanding the foregoing, so long as the Holder is the Property Trustee or the Collateral Agent, and assuming prior notice to the Trustee, such Subordinated Debt Securities may be received at the Corporate Trust Office at any time prior to 11:00 a.m., New York City time, on the Put Option Exercise Date in the form and manner as may be designated by the Property Trustee or the Collateral

Agent and acceptable to the Trustee.

           (b) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act if required and will file Schedule 13E-4 or any other schedule if required thereunder.

           (c) Payment of the Subordinated Debt Repayment Price to Holders of Subordinated Debt Securities shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture. Notwithstanding the foregoing, so long as the Holder of any Subordinated Debt Securities presented for repayment is the Property Trustee or the Collateral Agent, the payment of the Subordinated Debt Repayment Price in respect of such Subordinated Debt Securities shall be made, either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, by check or wire transfer, in immediately available funds, at such place and to such account as may be designated by the Property Trustee or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Subordinated Debt Repayment Price of the Subordinated Debt Securities presented for repayment (or, if the Company is acting as Paying Agent, the Property Trustee has received the Subordinated Debt Repayment Price), then, immediately prior to the close of business on the Put Option Exercise Date, such Subordinated Debt Securities will cease to be outstanding and interest thereon will

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cease to accrue, whether or not such Subordinated Debt Securities have been received by the Company, and all other rights of the Holder in respect of the Subordinated Debt Securities, including the Holder's right to require the Company to repay such Subordinated Debt Securities, shall terminate and lapse (other than the right to receive the Subordinated Debt Repayment Price upon delivery of such Subordinated Debt but without interest on such Subordinated Debt Repayment Price). Neither the Trustee nor the Company will be required to register or cause to be registered the transfer of any Subordinated Debt Securities for which repayment has been elected. Except as described in paragraph (d), if payment of Subordinated Debt Repayment Price in respect of Subordinated Debt Securities is improperly withheld or refused and not paid by the Company, interest on such Subordinated Debt Securities will continue to accrue, from the original Put Option Exercise Date to the actual date of payment, in which case the actual payment date will be considered the Put Option Exercise Date for purposes of calculating the Subordinated Debt Repayment Price.


           (d) If a Put Default, including a default in the payment of the Subordinated Debt Repayment Price, shall occur and continue for more than two Business Days following an Initial Put Option Exercise Date, and the Purchase Date is an Early Purchase Date, then (i) any exercise of the optional right to elect repayment of the Subordinated Debt Securities shall be deemed rescinded and annulled automatically and (ii) any Subordinated Debt Securities delivered to the Company pursuant to such election shall be returned to the Holders who effected such delivery.

           (e) The rescission or annulment of any notice of exercise as provided in paragraph (d) will not prevent Holders of Subordinated Debt Securities from giving a notice of exercise at a later date.

                             ARTICLE V

                      EXPENSES AND GUARANTEE

SECTION 5.1 Payment of Expenses.

           In connection with the offering, sale and issuance of the Subordinated Debt Securities to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

           (a) pay for all costs and expenses relating to the offering, sale and issuance of the Subordinated Debt Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

           (b) pay for all costs and expenses of the Trust including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in

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connection therewith), the fees and expenses of the Property
Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), travel expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

           (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                            ARTICLE VI

                             COVENANTS

SECTION 6.1 Limitation on Dividends and Payments.

           If (i) there shall have occurred and be continuing an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to the Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being paid and conversions or exchanges of common stock of one class into common stock of another class and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of any employee incentive plan or benefit plan of the Company or any of its subsidiaries).

SECTION 6.2 Covenants as to the Trust.

           For so long as such Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities and (ii) use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to otherwise continue to be classified as a grantor trust for United States

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federal income tax purposes.

                            ARTICLE VII

                     ADDITIONAL RESTRICTION ON

       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1 Merger, Consolidation or Sale of Assets.

           In addition to the restrictions set forth in Article Ten of the Indenture, the Company shall not consolidate with or merge into any other corporation or person, or, directly or indirectly, convey, transfer or lease all or substantially all of the properties and assets of the Company on a consolidated basis to any person, unless the Trust shall not fail to be classified as a grantor trust for United States federal income tax purposes as a result of the transaction and the Officers' Certificate and Opinion of Counsel required by Section 1001 of the Indenture shall also state that such consolidation, merger, conveyance, transfer or lease complies with this Section 7.1 and all applicable conditions precedent set forth herein.

                           ARTICLE VIII

             ADDITIONAL EVENT OF DEFAULT; PUT DEFAULT

           SECTION 8.1 Additional Event of Default.

            "Event of Default," wherever used in the Indenture or this Third Supplemental Indenture with respect to the Subordinated Debt Securities, in addition to the Events of Default set forth in Section 501 of the Indenture, shall include the following event:

           (1) the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Subordinated Debt Securities to holders of Trust Securities in liquidation of their interests in the Trust, (ii) the redemption or repayment of all of the outstanding Trust Securities of the Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

SECTION 8.2 Put Default.

           Notwithstanding the provisions set forth in Article Five of the Indenture, "Event of Default," wherever used in the Indenture or this Third Supplemental Indenture with respect to the Subordinated Debt Securities, shall not be deemed to include a default in the payment of the Subordinated Debt Repayment Price on the Initial Put Option Exercise Date unless such default shall continue for more than two Business Days following the Stated
Purchase Date.

                            ARTICLE IX

                           MISCELLANEOUS

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SECTION 9.1 Ratification of Indenture.

           The Indenture, as supplemented by this Third
Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2  Trustee Not Responsible for Recitals.

           The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 9.3 Governing Law.

           This Third Supplemental Indenture and each
Subordinated Debt Security shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed and construed in accordance with the laws of said State without regard to the conflicts of laws rules of said State.

SECTION 9.4  Separability.

           In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Subordinated Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Subordinated Debt Securities, but the First Supplemental Indenture and the Subordinated Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5  Counterparts.


           This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original;
but such counterparts shall together constitute but one and the same instrument.



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           IN WITNESS WHEREOF, the parties hereto have caused
this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                           SALOMON INC


                               By_________________________


Attest:




  ________________________
      Secretary

                               BANKERS TRUST COMPANY,
                               as Trustee


                               By_________________________


Attest:


  ________________________

STATE OF        )

COUNTY OF       ) ss.:

On the day of , 1996, before me personally came to me known, who, being by me duly sworn, did depose and say that he is the of Salomon Inc, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                              ----------------------------
                          NOTARY PUBLIC

 [seal]                       Commission expires

STATE OF             )

COUNTY OF            )  ss.:

   On the day of , 1996, before me personally came to me known, who, being by me duly sworn, did depose and say that he is the of Bankers Trust Company, one
of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                              ----------------------------
                          NOTARY PUBLIC

 [seal]                       Commission expires

                             EXHIBIT A

              SPECIMEN OF SUBORDINATED DEBT SECURITY

           (FORM OF FACE OF SUBORDINATED DEBT SECURITY)

     [IF THE SUBORDINATED DEBT SECURITY IS TO BE A GLOBAL SECURITY, INSERT - This Subordinated Debt Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or the nominee of the Depositary. This Subordinated Debt Security is exchangeable for Subordinated Debt Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debt Security (other than a transfer of this Subordinated Debt Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Subordinated Debt Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debt Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                                 ------------------------



No.                              $

[ IF THE SUBORDINATED DEBT SECURITY IS TO BE A GLOBAL SECURITY,
INSERT- CUSIP No.          ]

                            SALOMON INC

             % SUBORDINATED DEBT SECURITY DUE  , 2026

     Salomon Inc, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars on , 2026, and to pay interest on said principal sum from , 1996 or from the most recent interest payment date (each such date, a

"Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on , , and of each year commencing , 1996 at the rate of % per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on this Subordinated Debt Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Subordinated Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the fifteenth day immediately preceding such Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holders on such Regular Record Date, and may be paid to the Person in whose name this Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Registered Holders of the Subordinated Debt Securities not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. The principal of and the interest (including Additional Interest, if any) on this Subordinated Debt Security shall be payable at the Corporate Trust Office in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Registered Holder at such address as shall appear in the

Security Register. Notwithstanding the foregoing, so long as the Holder of this Subordinated Debt Security is the Property Trustee or the Collateral Agent, the Company may act as its own Paying Agent, and the payment of the principal of and interest (including Additional Interest, if any) on this Subordinated Debt Security will be made by wire transfer at such place and to such account as may be designated in writing by the Property Trustee or the Collateral Agent, as the case may be, prior to such payment.

     The indebtedness evidenced by this Subordinated Debt Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     This Subordinated Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Subordinated Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated_____________________

      SALOMON INC

     By______________________

      Attest:

     By______________________
             Secretary



              (FORM OF CERTIFICATE OF AUTHENTICATION)

              TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Debt Securities issued under the within-mentioned Indenture.


                                BANKERS TRUST COMPANY,
                                 as Trustee


                               [By _____________________
                                  Authenticating Agent]

                                By______________________
                                   Authorized Officer

          (FORM OF REVERSE OF SUBORDINATED DEBT SECURITY)

      This Subordinated Debt Security is one of a duly authorized series of subordinated debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter referred to as the "Debt Securities"), hereinafter specified, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 1988 duly executed and delivered between the Company and Bankers Trust Company, a New York banking corporation, as Trustee (hereinafter referred to as the "Trustee"), as supplemented from time to time and as supplemented by the Third Supplemental Indenture dated as of
         , 1996 between the Company and the Trustee (as so supplemented and as may be further supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities. By the terms of the Indenture, the Debt Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debt Securities is designated the % Subordinated Debt Securities due , 2026 in an aggregate principal amount as specified in said Third Supplemental Indenture.

      The Subordinated Debt Securities are not entitled to the benefit of any sinking fund.

      Because of the occurrence and continuation of a Tax Event, in certain circumstances this Subordinated Debt Security will become due and payable at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including Additional Interest, if any, to the date of such redemption (the "Subordinated Debt Redemption Price"). Except as provided in the preceding sentence, the Subordinated Debt Securities may not be redeemed by the Company prior to , 2001. The Company shall have the right to redeem this Subordinated Debt Security at the option of the Company, without premium or penalty, in whole (but not in part), on any Payment Date on or after , 2001 (an "Optional Redemption"), at the Subordinated Debt Redemption Price; provided, however, that after the Purchase Date (or a related Delayed Purchase Date), such right will be postponed or suspended until the fifth anniversary of such date. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice.

      The Holder of this Subordinated Debt Security, including

the Property Trustee and the Collateral Agent, shall have the right to require the Company to repay all or a portion (which portion must be $25 or any integral multiple thereof) of this Subordinated Debt Security (the "Subordinated Debt Put Option") on the Initial Put Option Exercise Date at a repayment price equal to 100% of the principal amount thereof plus any accrued but unpaid interest, including Additional Interest, if any, to the date of such repayment (the "Subordinated Debt Repayment

Price"). In addition, after the settlement of the Purchase Contracts on an Early Purchase Date (or a related Delayed Purchase Date), the Holder of this Subordinated Debt Security, including the Property Trustee, shall have a Subordinated Debt Put Option on the Fifth Anniversary Put Option Exercise Date at the Subordinated Debt Repayment Price. In order for the Subordinated Debt Securities to be repaid on the Put Option Exercise Date, the Company must receive at the Corporate Trust Office, either (i) not less than 10 nor more than 30 days prior to the Initial Put Option Exercise Date or (ii) not less than 25 nor more than 60 days prior to the Fifth Anniversary Put Option Exercise Date, the Subordinated Debt Securities to be repaid with the form entitled "Option to Elect Repayment" hereon duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Subordinated Debt Securities for repayment shall be determined by the Company, whose determination shall be final and binding. Notwithstanding the foregoing, so long as the Holder is the Property Trustee or the Collateral Agent, and assuming prior notice to the Trustee, this Subordinated Debt Security may be received at the Corporate Trust Office at any time prior to 11:00 a.m., New York City time, on the Put Option Exercise Date in the form and manner as may be designated by the Property Trustee or the Collateral Agent and acceptable to the Trustee.

      In the event of repayment of this Subordinated Debt Security in part only, a new Subordinated Debt Security or Subordinated Debt Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.


      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debt Securities at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Debt Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Subordinated Debt Security then outstanding and so affected: (i) extend the Stated Maturity of any Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, (ii) change the currency of payment in which the principal of or interest on any Subordinated Debt Security is denominated or payable, (iii) impair the right to institute suit for the enforcement of any payment on or with respect to any Subordinated Debt Security or (iv) reduce the aforesaid percentage of

Subordinated Debt Securities, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities at the time outstanding affected thereby, on behalf of all of the Holders of the Subordinated Debt Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Subordinated Debt Securities, and its consequences, except a default in the payment of the principal of or interest on any of the Subordinated Debt Securities. Any such consent or waiver by the Registered Holder of this Subordinated Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Subordinated Debt Security and of any Subordinated Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Subordinated Debt Security.

      No reference herein to the Indenture and no provision of this Subordinated Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Debt Security at the time and place and at the rate and in the money herein prescribed.

      As provided in the Indenture and subject to certain

limitations therein set forth, this Subordinated Debt Security is transferable by the Registered Holder hereof on the Security Register of the Company, upon surrender of this Subordinated Debt Security for registration of transfer at the Corporate Trust Office or at any other office or agency of the Company maintained for that purpose, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debt Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Subordinated Debt Security, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Registered Holder hereof as the absolute owner hereof (whether or not this Subordinated Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Subordinated Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      [IF THE SUBORDINATED DEBT SECURITY IS TO BE A CERTIFICATED SECURITY, INSERT- The Subordinated Debt Securities are issuable only in registered form without coupons in minimum denominations of $25 and any integral multiple thereof.] [IF THE SUBORDINATED DEBT SECURITY IS TO BE A GLOBAL SECURITY, INSERT- This Global Security is exchangeable for Subordinated Debt Securities in definitive form only under certain limited circumstances set forth in the Indenture. Subordinated Debt Securities so issued are issuable only in registered form without coupons in minimum denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Subordinated Debt Securities so issued are exchangeable for a like aggregate principal amount of Subordinated Debt Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Subordinated Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      THIS SUBORDINATED DEBT SECURITY SHALL FOR ALL PURPOSES BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS
PRINCIPLES THEREOF.

                           ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -   as tenants in    UNIF GIFT MIN -_______ Custodian ____________
              common           ACT             (Cust)             (Minor)
TEN ENT   -   as tenants by                        Under Uniform Gifts
              the entireties                       to Minors Act
JT TEN    -   as joint tenants
              with right of
              survivorship and
              not as tenants
              in common                     _______________________________
                                                        (State)

                Additional abbreviations may also be used
                     though not in the above list.

                     OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Company to repay $ principal amount of the within Subordinated Debt Security, pursuant to its terms, on the "Put

Option Exercise Date" first occurring after the date of receipt of the within Subordinated Debt Security as specified below, together with interest thereon accrued to the date or repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Subordinated Debt Security or Subordinated Debt
Securities representing the remaining principal amount of this Subordinated Debt Security.

For this Option to Elect Repayment to be effective, this Subordinated Debt Security with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its Corporate Trust Office at _____________, Attention:_____________.

Dated:             Signature: ________________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Subordinated Debt Security in every particular without alteration or enlargement or any change whatsoever.

                       ----------------------------------

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security
or Taxpayer I.D. or other
Identifying Number of Assignee
_________________________________

_________________________________________________________________


_________________________________________________________________
Please Print or Type Name and Address Including Postal Zip Code of Assignee



_________________________________________________________________
the within certificates representing Subordinated Debt Securities and all rights thereunder, hereby irrevocably constituting and appointing



___________________________________________________ attorney to transfer said certificates representing Subordinated Debt
Securities on the books of Salomon Inc with full power of substitution in the premises.


Dated: _____________    ______________________________
                        Signature

                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within certificates representing Subordinated
                        Debt Securities in every particular,
                        without alteration or enlargement or any change whatsoever.